     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2004

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                            02-0451017
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                                 --------------

                                ONE LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                SYBRON ACQUISITION COMPANY 1990 STOCK OPTION PLAN
    SYBRON CORPORATION 1993 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
                            THROUGH JANUARY 30, 1998
  SYBRON INTERNATIONAL CORPORATION AMENDED AND RESTATED 1994 OUTSIDE DIRECTORS'
                               STOCK OPTION PLAN
   SYBRON INTERNATIONAL CORPORATION 1999 OUTSIDE DIRECTORS' STOCK OPTION PLAN
              APOGENT TECHNOLOGIES INC. 2001 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                                 --------------

                              TODD M. DUCHENE, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                ONE LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                                 (603) 926-5911
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 --------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
                   TITLE OF EACH CLASS OF                         AMOUNT TO BE      OFFERING PRICE       AGGREGATE      REGISTRATION
                 SECURITIES TO BE REGISTERED                      REGISTERED(1)       PER SHARE       OFFERING PRICE        FEE
------------------------------------------------------------      -------------    ----------------   ----------------  ------------
Common stock, par value $0.01 per share Shares subject to              1,369          $34.12(2)       $     46,710.28   $     5.92
outstanding options under the Sybron Acquisition Company
1990 Stock Option Plan
Common stock, par value $0.01 per share Shares subject to          3,403,758          $34.61(3)       $117,804,064.40   $14,925.77
outstanding options under the Sybron Corporation 1993
Long-Term Incentive Plan, as amended and restated through
January 30, 1998
Common stock, par value $0.01 per share Shares subject to            100,524          $23.00(4)       $     2,312,052   $   292.94
outstanding options under the Sybron International
Corporation Amended and Restated 1994 Outside Directors'
Stock Option Plan
Common stock, par value $0.01 per share Shares subject to            107,336          $36.70(5)       $  3,939,231.20   $   499.10
outstanding options under the Sybron International
Corporation 1999 Outside Directors' Stock Option Plan
Common stock, par value $0.01 per share Shares subject to          2,792,216          $36.40(6)       $101,636,662.40   $12,877.37
outstanding options under the Apogent Technologies Inc. 2001
Equity Incentive Plan

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act, such computation is based on the weighted average exercise price of $34.12 per share covering 1,372 outstanding options.

(3) Computed in accordance with Rule 457(h) under the Securities Act, such computation is based on the weighted average exercise price of $34.61 per share covering 3,404,518 outstanding options.

(4) Computed in accordance with Rule 457(h) under the Securities Act, such computation is based on the weighted average exercise price of $23.00 per share covering 100,525 outstanding options.

(5) Computed in accordance with Rule 457(h) under the Securities Act, such computation is based on the weighted average exercise price of $36.70 per share covering 107,337 outstanding options.

(6) Computed in accordance with Rule 457(h) under the Securities Act, such computation is based on the weighted average exercise price of $36.40 per share covering 2,794,508 outstanding options.

                                EXPLANATORY NOTE

      This registration statement registers shares of common stock, par value $0.01 per share (the "Common Stock"), of Fisher Scientific International Inc. (the "Company") that may be issued and sold under the Sybron Acquisition Company 1990 Stock Option Plan, Sybron Corporation 1993 Long-Term Incentive Plan, as amended and restated through January 30, 1998, Sybron International Corporation Amended and Restated 1994 Outside Directors' Stock Option Plan, Sybron International Corporation 1999 Outside Directors' Stock Option Plan and Apogent Technologies Inc. 2001 Equity Incentive Plan (the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Todd M. DuChene, Esq. at the address and telephone number on the cover of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed with the SEC are incorporated by reference in this registration statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 12, 2004 and as amended on May 13, 2004 (File No. 001-10920) (the "Form 10-K"), that contains audited consolidated financial statements of Fisher Scientific International Inc. and its subsidiaries for the fiscal year ended December 31, 2003;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004 (File No. 001-10920);

      (c) The Company's Current Reports on Form 8-K filed with the Commission on January 20, 2004, February 4, 2004, February 11, 2004, March 5, 2004, March 17, 2004, April 16, 2004, April 29, 2004, July 26, 2004 and August 3, 2004; and

      (d) The information contained under Item 5 of the Current Report on Form 8-K filed on July 29, 2004;

      (e) The description of the Common Stock contained in the Registration Statement on Form 8-A dated November 7, 1991 filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law and Fisher's Restated Certificate of Incorporation, as amended through June 6, 2001.

      Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified (must be indemnified, in the case of a successful defense) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Restated Certificate of Incorporation of Fisher, as amended through June 6, 2001, provides that no director shall be personally liable to Fisher or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director's duty of loyalty to Fisher and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------
  4.1     Specimen Certificate of Common Stock, $0.01 par value per share of the
          Company. Incorporated by reference from the Company's Annual Report on
          Form 10-K for year ended December 31, 1998, filed on March 31, 1999.

  4.2 Amended and Restated Certificate of Incorporation of the registrant, as amended. Incorporated by reference to Exhibit 3.1 to the registrant's
          Quarterly Report on Form 10-Q filed on May 15, 2002.

  4.3     Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-4 (Registration No.
          333-44400) filed on August 24, 2000.

  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

 23.1     Consent of Deloitte & Touche LLP.

 23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit
          5.1).

 24.1     Power of Attorney (included on signature page).

 99.1     Sybron Acquisition Company 1990 Stock Option Plan.

 99.2     Sybron Corporation 1993 Long-Term Incentive Plan, as amended and restated
          through January 30, 1998.

 99.3     Sybron International Corporation Amended and Restated 1994 Outside
          Directors' Stock Option Plan.

 99.4     Sybron International Corporation 1999 Outside Directors' Stock Option
          Plan.

 99.5     Apogent Technologies Inc. 2001 Equity Incentive Plan.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, State of New Hampshire, on August 13, 2004.

                                  FISHER SCIENTIFIC INTERNATIONAL INC.

                                  By: /s/  Todd M. DuChene
                                     -------------------------------------------
                                     Name:   Todd M. DuChene
                                     Title:  Vice President General Counsel and
                                             Secretary


                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of Fisher Scientific International Inc., a Delaware corporation, hereby constitutes and appoints Paul
M. Meister, Kevin P. Clark and Todd M. DuChene and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                         TITLE                      DATE
           ---------                         -----                      ----
/s/ Paul M. Montrone
---------------------------------  Chairman of the Board and           August 13, 2004
Paul M. Montrone                     Chief Executive Officer
                                   (Principal Executive Officer)
/s/ Paul M. Meister
---------------------------------  Vice Chairman of the Board          August 13, 2004
Paul M. Meister

/s/ Kevin P. Clark
---------------------------------  Vice President and Chief            August 13, 2004
Kevin P. Clark                        Financial Officer
                                   (Principal Financial and
                                       Accounting Officer)

           SIGNATURE                         TITLE                      DATE
           ---------                         -----                      ----
/s/ Michael D. Dingman
---------------------------------          Director                   August 13, 2004
Michael D. Dingman

/s/ Christopher L. Doerr
---------------------------------          Director                   August 13, 2004
Christopher L. Doerr

/s/ Frank H. Jellinek, Jr.
---------------------------------          Director                   August 13, 2004
Frank H. Jellinek, Jr.

/s/ Simon B. Rich
---------------------------------          Director                   August 13, 2004
Simon B. Rich

/s/ Charles A. Sanders
---------------------------------          Director                   August 13, 2004
Charles A. Sanders

/s/ Scott M. Sperling
---------------------------------          Director                   August 13, 2004
Scott M. Sperling

/s/ W. Clayton Stephens
---------------------------------          Director                   August 13, 2004
W. Clayton Stephens

/s/ Richard W. Vieser
---------------------------------          Director                   August 13, 2004
Richard W. Vieser

                                  EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  4.1      Specimen Certificate of Common Stock, $0.01 par value per share of the Company. Incorporated by reference from the Company's Annual
           Report on Form 10-K for year ended December 31, 1998, filed on March
           31, 1999.

  4.2 Amended and Restated Certificate of Incorporation of the registrant, as amended. Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q filed on May 15, 2002.

  4.3      Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-4
           (Registration No. 333-44400) filed on August 24, 2000.

  5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

 23.1      Consent of Deloitte & Touche LLP.

 23.2      Consent of  Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

 24.1      Power of Attorney (included on signature page).

 99.1      Sybron Acquisition Company 1990 Stock Option Plan.

 99.2      Sybron Corporation 1993 Long-Term Incentive Plan, as amended and restated through January 30, 1998.

 99.3      Sybron International Corporation Amended and Restated 1994 Outside Directors' Stock Option Plan.

 99.4      Sybron International Corporation 1999 Outside Directors' Stock Option Plan.

 99.5      Apogent Technologies Inc. 2001 Equity Incentive Plan.